SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 Form 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  April 6, 1995

               Brauvin Income Properties L.P. 6
          (Exact name of registrant as specified in its charter)

   Delaware            0-16857            36-1276801
(State or other      (Commission        (IRS Employer
jurisdiction of     File Number)       Identification
incorporation)                             Number)

150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (312) 443-0922

                            Not Applicable
       (Former name or former address, if changed since last report)

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                     BRAUVIN INCOME PROPERTIES L.P. 6
                     (a Delaware limited partnership)



ITEM 5. OTHER ITEMS

On April 6, 1995, Brauvin Income Properties L.P. 6 (the "Partnership") obtained a first mortgage loan in the amount of $6,100,000 (the "First Mortgage Loan") secured by Shoppes on the Parkway ("Shoppes"), located in Hilton Head, South Carolina, from Morgan Stanley Mortgage Capital, Inc. The First Mortgage Loan bears interest at the rate of 9.55% per annum, amortizes over a 25-year period, requires monthly payments of principal and interest of approximately $53,500 and matures on April 6, 2002, with the Partnership being responsible for a final payment of the remaining principal balance of the First Mortgage Loan plus all accrued and unpaid interest at such time. A portion of the proceeds of the First Mortgage Loan, approximately $4,675,000, were used to retire an existing mortgage secured by Shoppes from Crown Life Insurance Company. The Partnership will utilize a portion of the remaining proceeds from the First Mortgage Loan to fund a distribution to its limited partners and for Partnership related working capital purposes.

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                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                      BRAUVIN INCOME PROPERTIES L.P. 6


                      By:     Brauvin 6, Inc.
                              Corporate General Partner


                              By:  /s/ Jerome J. Brault
                                   President and Chief Executive
                                   Officer

                              Dated: April 25, 1995